Beckstead and Watts, LLP
Certified Public Accountant
                                                          330 E. Warm Springs
                                                          Las Vegas, NV 89119
                                                                 702.257.1984
                                                           702.362.0540 (fax)





September 11, 2002


To Whom It May Concern:

The firm of Beckstead and Watts, LLP, consents to the inclusion of its report of September 4, 2002, on the Financial Statements of The Flower Valet for the period ended August 31, 2002, in its Form SB-2 Registration Statement to be filed with the US Securities and Exchange Commission.

Signed,

/s/ G. Brad Beckstead
G. Brad Beckstead, CPA
Partner